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                             Exhibit 6.0

     Merger Agreement and Plan of Acquisition and Reorganization

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                                MERGER AGREEMENT
                                       AND
                     PLAN OF ACQUISITION AND REORGANIZATION


         THIS MERGER AGREEMENT AND PLAN OF ACQUISITION AND REORGANIZATION, (hereinafter referred to as the "Agreement") is made and entered into this 5th day of February 1999 by and between All American Consultant Aircraft, Inc., a Texas corporation (hereinafter referred to as "All American"), Marketcentral.Net Corp., a Delaware corporation (hereinafter referred to as "Acquisition") and Marketcentral.net Corp., a New York corporation (hereinafter referred to as "MarketCentral").


                                    RECITALS

         WHEREAS, All American and MarketCentral desire to merge MarketCentral with and into All American s wholly-owned subsidiary, Acquisition, whereby Acquisition shall be the surviving entity pursuant to the terms and conditions set forth herein and whereby the transaction shall qualify as a tax free exchange pursuant to Section 351 of the Internal Revenue Code ("IRC");

         WHEREAS, the shareholders of MarketCentral desire to exchange all of their shares of MarketCentral capital stock for shares of All American common stock in the respective amounts set forth in Schedule 1.2 hereto as a tax free exchange pursuant to Section 351 of the IRC;

         WHEREAS, the parties hereto desire to reorganize, pursuant to Section 368(a)(1)(A) of the IRC, the management, operations and principal place of business of All American and Acquisition;

         NOW,   THEREFORE,   in   consideration   of  the  premises  and  mutual
representations, warranties and covenants herein contained, the parties hereby agree as follows:

                                    ARTICLE I

         SECTION 1.1 Merger and Plan of Reorganization. The parties agree that upon the Effective Date, as defined below, MarketCentral shall merge into Acquisition (the "Merger"). Following the Merger, Acquisition shall continue as the surviving corporation and the separate corporate existence of MarketCentral shall cease. All American shall change its name to "MarketCentral.net Corp." and Acquisition shall remain a wholly-owned subsidiary of the renamed All American. As consideration for their agreement to surrender their shares of MarketCentral common stock and to approve the Merger, the shareholders of MarketCentral shall receive an aggregate of Two Million Twenty Five Thousand (2,025,000) shares of authorized but previously unissued All American common stock, par value $0.0001 per share, on a pro rata basis. The parties hereto hereby further agree that as promptly as practicable after the Closing, the necessary steps shall be taken in order to reflect the relocation of Acquisition s principal place of business to

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MarketCentral  facility in New York, New York; and the management and operations of Acquisition will be reorganized to become engaged in the current business endeavors of MarketCentral.

         SECTION 1.2       Issuance of Shares.
                           -------------------

         (a) Upon the Closing of this Agreement, All American shall cause to be issued and delivered to the shareholders of MarketCentral or their designees, stock certificates evidencing ownership for an aggregate of 2,025,000 authorized but previously unissued shares of All American common stock, par value $0.000l per share (the "All American Shares"). The All American Shares shall be issued to the individual MarketCentral shareholders on a 1012.50 for 1 basis, in the amounts set forth in Schedule 1.2 hereto.

         (b) The All American Shares to be issued hereunder are deemed "restricted securities" as defined by Rule 144 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the recipients shall represent that they are acquiring the All American Shares for investment purposes only and without the intent to make a further distribution of the All American Shares. All All American Shares to be issued under the terms of this Agreement shall be issued pursuant to exemptions from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder. Certificates representing the restricted All American Shares shall bear the following, or similar legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

         SECTION 1.3 Consent of Shareholders and Directors. In anticipation of this Agreement and as a condition precedent to the consummation of the Merger, All American shall have obtained a written consent of its shareholders owning at least 51% of the issued and outstanding shares of the common stock of All American at the time of voting in accordance with Article VII of the Articles of Incorporation and Article 9.10 of the Texas Business Corporation Act and have taken all necessary and requisite action to obtain the consent of its Shareholders and Directors in order to transact the following business:

         (i) To ratify this Agreement, the Merger, and all transactions contemplated hereby;

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         (ii) To  consider  and vote upon a proposal  to amend the  Articles  of
Incorporation of All American to change its name to "MarketCentral.Net Corp." or to a similar name to be approved by the shareholders, in order to more accurately describe the new business of the Company;

         (iii) To accept the resignations of the current Board of Directors of All American and to elect three (3) directors, two (2) of whom are currently directors of MarketCentral, to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

         (iv) To engage Meridian Mercantile, Inc. ("MM") to raise a minimum of US $3 million of capital following the Merger through either a private placement or public offering, with a maximum dilution of 15% to the post-Merger shareholders of All American. Specific terms of the private placement or public offering will be set forth in a more definitive Placement Agency Agreement or Underwriting Agreement to be furnished to and accepted by the Board of Directors of All American following the Merger;

         (v) To consider and vote upon the proposal to ratify the subscriptions of MM to purchase an aggregate of up to 56,014 shares of All American Common Stock over a 24 month period at a purchase price of $5.57 per share pursuant to the terms of a Subscription Agreement (the "MM Subscription Agreement") in the form annexed hereto as Exhibit 1.3(v);

         (vi) To consider and vote upon the proposal relating to the granting of an aggregate of 400,000 five-year options to purchase All American Common Stock at an exercise price equal to $5.00 (which represents the closing bid price per share of the All American Common Stock immediately prior to the date hereof) Closing Date (as hereinafter defined) in favor of certain persons as set forth on Schedule 1.3 (vi) hereto; and

         (vii) To consider and vote upon any and all other business that may properly come before the Shareholder Meeting.

         SECTION 1.4 Closing. Subject to all of the conditions precedent contained herein, the Closing shall occur on or before March 5, 1999 (the date of such Closing being referred to herein as the "Closing Date"), unless such date shall be extended by the mutual consent of All American and MarketCentral.

             At the Closing:

         (i) All American and Acquisition shall deliver an Officer s Certificate as described in Sections 9.1 and 9.2 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by All American and Acquisition are true and correct as of, or have been fully performed and complied with by the Closing Date; and

         (ii) MarketCentral shall deliver an Officer s Certificate as described in Section 8.1 and 8.2 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by MarketCentral are true and correct as of, or have been, fully performed and complied with by the Closing Date;

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         (iii)  MarketCentral  shall deliver to All American all corporate books and records needed to effectuate the Merger;

         (iv) All American shall issue or cause to be issued the All American Shares, all of which shall bear the appropriate restrictive legend in the form customarily used with restricted securities and as set forth in Section 1.2(c) above;

         (v) All American shall have entered into the MM Subscription Agreement with MM and shall have funded the initial monthly installment of $13,000 pursuant to such subscription agreement;

         (vi) All American's legal counsel shall have delivered its legal opinion as to the eligibility of the existing shareholders of All American to sell shares of Common Stock pursuant to rules and regulations of the Securities and Exchange Commission;

         (vii) Frank Evanshen and Molly C. Evanshen shall have delivered a personal guarantee with respect to the obligations of MM to make the monthly subscription payments required pursuant to the terms of the MM Subscription Agreement which guarantee shall be in form and substance reasonably acceptable to MarketCentral and its legal counsel.

         SECTION 1.5 Consummation of Transaction. If at the Closing, no condition exists which would permit any of the parties to terminate this Agreement, or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then the transactions herein contemplated shall be consummated upon such date, and as soon as is practicable thereafter, the parties shall file any additional necessary documents that may be required by the State of New Delaware and New York to effectuate the Merger. The Merger shall become effective on the date all necessary merger documents are filed with the Department of State of the State of New York and the Secretary of State of Delaware (the "Effective Date").

         SECTION 1.6 Recapitalizations. Following a period of 12 months from the Closing Date, the unanimous consent of the Board of Directors of All American (renamed Market Central) shall be required to approve any stock splits or other action which would have the effect of diluting the post-Merger ownership of Common Stock, except to the extent occurring as a result of a financing transaction pursuant to Section 1.3(iv) hereto which shall require only the consent of the majority of directors.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                       OF
                          ALL AMERICAN AND ACQUISITION

         All American and Acquisition hereby represent, warrant and agree that:

         SECTION 2.1 Organization of All American. All American is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. With the exception of Acquisition, there are no corporations or other entities with respect to which (i) All American owns any of the outstanding stock or other interests, or (ii) All American may be deemed to be in control because of factors or relationships other than the quantity of stock or other interests owned. All American and Acquisition have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of All American and Acquisition, enforceable against All American and Acquisition in accordance with its respective terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors rights generally.

         Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. There are no corporations or other entities with respect to which (i) Acquisition owns any of the outstanding stock or other interests, or (ii) Acquisition may be deemed to be in control because of factors or relationships other than the quantity of stock or other interests owned.

         SECTION 2.2 Capitalization of All American and Acquisition. The authorized capital stock of All American consists of One Hundred Million (100,000,000) shares of common stock, par value $0.000l per share (the "Common Stock"), of which One Million, Nine Hundred Sixty Six Thousand and Nine Hundred (1,966,900) shares of Common Stock are issued and outstanding. All shares of All American common stock currently issued and outstanding have been duly authorized and validly issued and are fully paid and non-assessable, and have been issued in compliance with any and all applicable federal and state laws or pursuant to appropriate exemptions therefrom. There are no options, warrants, rights, calls, commitments or agreements of any character obligating All American to issue any shares of its capital stock or any security representing the right to purchase or otherwise receive any such stock, except as set forth in Schedule 2.2. The All American Shares to be issued pursuant to this Agreement, when so issued, will be duly authorized, validly issued, fully paid and non-assessable.

         The authorized capital stock of Acquisition consists of 100 shares of common stock, .001 par value, of which 100 shares, constituting all the issued and outstanding shares of common stock of Acquisition, have been issued to All American.

         SECTION 2.3 Charter Documents. Certified copies of the All American and Acquisition Certificate and Articles of Incorporation and By-Laws, as amended to date, have been delivered to MarketCentral prior to the Closing.

         SECTION 2.4 Corporate Documents. The All American shareholders list and corporate minute books are complete and accurate as of the date hereof and the

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corporate minute books contain the recorded minutes of all corporate meetings or the written consents of shareholders and directors.

         SECTION 2.5 Financial Statements. All American s audited financial statements for the years ended December 31, 1997 and 1998, copies of which have been delivered to MarketCentral, are true and complete in all material respects, having been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the period covered by such statements, and fairly present, in accordance with generally accepted accounting principles, the financial condition of All American, and results of its operations for the periods covered thereby. Except as otherwise disclosed to MarketCentral in writing and as set forth herein, there has been no material adverse change in the business operations, assets, properties, prospects or condition (financial or otherwise) of All American taken as a whole from that reflected in the financial statements referred to in this Section 2.5.

         SECTION 2.6 Absence of Certain Changes or Events. Since the date of the latest All American financial statement and except as disclosed in Schedule 2.6 hereto, All American has not (i) issued or sold any promissory note, stock, bond, option or other corporate security of which it was an issuer or other obligor, (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, direct or indirect, (iii) incurred or suffered to be incurred any liability or obligation whatsoever, (iv) cause or permitted any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, (v) declared or made any dividend, payment or distribution to stockholders or purchased or redeemed or agreed to purchase or redeem any shares of its capital stock, (vi) reclassified its shares of capital stock, or (vii) entered into any agreement or transaction except in connection with the execution and performance of this Agreement.

         SECTION 2.7 Assets and Liabilities. All American has good and marketable title to all of its assets and property, free and clear of any and all liens, claims and encumbrances. As of the date hereof, All American does not have any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, whether due or to become due, that are not fully reflected in the All American financial statements.

         Acquisition has no assets and no liabilities.

         SECTION 2.8 Tax Returns and Payments. All of All American s tax returns (Federal, state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been duly filed or extended with the appropriate governmental authority. All American has paid all taxes due on said returns, any assessments made against All American and all other taxes, fees and similar charges imposed on All American by any governmental authority (other than those, the amount or validity of which is being contested in good faith by appropriate proceedings). No tax liens have been filed and no claims are being assessed with respect to any such taxes, fees or other similar charges.

         Acquisition was formed on February 3, 1999, has not filed, and has not yet been required to file any tax return.

         SECTION 2.9 Required Authorizations. There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by All American or the consummation by it of the transactions contemplated hereby. Prior to the Closing, the shareholders of All American and Acquisition shall have approved this Agreement and the transactions contemplated hereunder and appropriate corporate filings shall have been made with the States of Texas, Delaware and New York, as required.

         SECTION 2.10 Compliance with Law and Government Regulations. All American and Acquisition are in compliance with and are not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. All American and Acquisition are not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

         SECTION 2.11 Litigation. Except as set forth on Schedule 2.11, there is no litigation, arbitration, proceeding or investigation pending or threatened to which All American or Acquisition is a party or which may result in any material change in the business or condition, financial or otherwise, of All American or Acquisition or in any of its properties or assets, or which might result in any liability on the part of All American or Acquisition, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of All American and Acquisition, there is no basis for any such litigation, arbitration, proceeding or investigation.

         SECTION 2.12 Trade Names and Rights. All American does not use any trade mark, service mark, trade name, or copyright in its business, nor does it own any trade marks, trade mark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications. To the knowledge of All American and Acquisition, no person owns any trade mark, trade mark registration or application, service mark, trade name, copyright or copyright registration or application, the use of which is necessary or contemplated in connection with the operation of All American s business.

         SECTION 2.13 Governmental Consent. No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of All American is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby with the exception of the necessary corporate filings with the State of Texas relating to the proposed exchange of shares.

         SECTION 2.14 Authority. All American has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by All American with the provisions hereof will not (a) conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of All American under, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of All American, or any note, bond, mortgage, indenture, license, lease, agreement or any instrument or obligation to which All American is a party or by which it is bound; or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to All American or any of its properties or assets.

         SECTION 2.15 No Disqualifying Orders. Neither All American, Acquisition nor any of its affiliates, directors, officers or principals is subject to any disqualifying order under the "Bad Boy" provisions of the federal or any state s securities law.

         SECTION 2.16 Full Disclosure. None of the representations and warranties made by All American or Acquisition herein, or in any exhibit, certificate or memorandum furnished or to be furnished by All American or Acquisition on its behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

                                   ARTICLE III

                    COVENANTS OF ALL AMERICAN AND ACQUISITION

         SECTION 3.1 Conduct Prior to the Closing. Between the date hereof and the Closing, other than actions or transactions specifically disclosed to MarketCentral and referred to herein:

         (a) All American and Acquisition will not enter into any material agreement, contract or commitment, whether written or oral, or engage in any transaction, without the prior written consent of MarketCentral;

         (b) All American and Acquisition will not declare any dividends or distributions with respect to its capital stock or amend its Articles of Incorporation or By-Laws, without the prior written consent of MarketCentral;

         (c) All American and Acquisition will not authorize, issue, sell, purchase or redeem any shares of its capital stock or any options or other rights to acquire its capital stock, without the prior written consent of MarketCentral;

         (d) All American and Acquisition will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish written information to MarketCentral in connection with any such requirements imposed upon the parties hereto in connection therewith;

         (e) All American and Acquisition will not incur any indebtedness for money borrowed, or issue or sell any debt securities, incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, acquire or dispose of fixed assets change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount or enter into any other transaction other than in the regular course of business, except to comply with the terms of this Agreement, without the prior written consent of MarketCentral.

         (f) All American and Acquisition shall grant to MarketCentral and its counsel, accountants and other representatives, full access during normal business hours during the period to the Closing to all of its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to MarketCentral and such representatives all information relating to All American as MarketCentral may reasonably request, and shall extend to MarketCentral the opportunity to meet with All American s accountants and attorneys to discuss the financial condition of All American; and

         (g) Except for the transactions contemplated by this Agreement, All American and Acquisition will conduct its business in the normal course, and shall not sell, pledge or assign any of its assets without the prior written consent of MarketCentral.

         SECTION 3.2 Affirmative Covenants. Prior to Closing, All American will do the following:

         (a) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all conditions contained in this Agreement;

         (b) Promptly notify MarketCentral in writing of any material adverse change in the financial condition, business, operations or key personnel of All American or Acquisition, any threatened material litigation or investigation, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement or in an exhibit annexed hereto and made a part hereof;

         (c)  Obtain approval of this Agreement from its shareholders;

         (d) Obtain the written resignations of its existing officers and Directors and nominate by the consent of its shareholders a new Board of Directors, whose nominees shall be Roy Spectorman, Jerry Kaplan and Gerald Yakimishyn, which shall be effective upon the Closing; and

         (e) Reserve, and promptly after the Closing, issue and deliver to MarketCentral or its designees the All American Shares.

                        REPRESENTATIONS AND WARRANTIES OF
                                  MARKETCENTRAL

         MarketCentral hereby represents, warrants and agrees that:

         SECTION 4.1 Organization of MarketCentral. MarketCentral is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, is duly qualified or will become duly qualified and in good standing in every jurisdiction in which such qualification is necessary. There are no corporations or other entities with respect to which (i) MarketCentral owns any of the outstanding stock or other interests, or (ii) MarketCentral may be deemed to be in control because of factors or relationships other than the quantity of stock or other interests owned in such entity.

         SECTION 4.2 Capitalization. The authorized capital stock of MarketCentral is 10,000,000 shares of common stock, par value $0.01 per share of which 2,000 shares are issued and outstanding. All shares of MarketCentral common stock currently issued and outstanding have been duly authorized and validly issued and are fully paid and non-assessable, and have been issued in compliance with any and all applicable federal and state laws or pursuant to appropriate exemptions therefrom. There are no options, warrants, rights, calls, commitments or agreements of any character obligating MarketCentral to issue any shares of its capital stock or any security representing the right to purchase or otherwise receive any such stock.

         SECTION 4.3 Charter Documents. Complete and correct copies of the Articles of Incorporation and By-Laws of MarketCentral and all amendments thereto, have been or will be delivered to All American prior to the Closing.

         SECTION 4.4 Assets and Liabilities. MarketCentral has good and marketable title to all of its assets and property to be delivered to All American hereunder free and clear of any and all liens, claims and encumbrances, except as may be otherwise set forth herein and in its financial statements.

         SECTION 4.5 Absence of Certain Changes or Events. Except as disclosed otherwise herein, MarketCentral has not (i) issued or sold any promissory note, stock, bond, option or other corporate security of which it was an issuer or other obligor, (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, direct or indirect, except in the ordinary course of its business, (iii) incurred or suffered to be incurred any liability or obligation whatsoever, except in the ordinary course of its business, (iv) cause or permitted any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, (v) declared or made any dividend, payment or distribution to stockholders or purchased or redeemed or agreed to purchase or redeem any shares of its capital stock, (vi) reclassified its shares of capital stock, or (vii) entered into any agreement or transaction except in connection with the execution and performance of this Agreement.

         SECTION 4.6 Tax Returns and Payments. All of MarketCentral s tax returns (Federal, state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been duly filed or extended with the appropriate governmental authority. MarketCentral has paid all taxes to be due on said returns, any assessments made against MarketCentral and all other taxes, fees and similar charges imposed on MarketCentral by any governmental authority (other than those, the amount or validity of which is being contested in good faith by appropriate proceedings). No tax liens have been filed and no claims are being assessed with respect to any such taxes, fees or other similar charges.

         SECTION 4.7 Required Authorizations. There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by MarketCentral or the consummation by it of the transactions contemplated hereby and appropriate corporate filings shall have been made in the State of New York, as required.

         SECTION   4.8   Compliance   with  Law  and   Government   Regulations.
MarketCentral is, to the best of its knowledge, in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standard affecting its properties and operations, imposed by the United States of America or any state to which MarketCentral is subject, the failure to comply with which would, either individually or in the aggregate, have a material adverse effect on the business, finances or prospects of MarketCentral.

         SECTION 4.9 Litigation. There is no litigation, arbitration, proceeding or investigation pending or threatened to which MarketCentral is a party or which may result in any material change in the business of condition, financial or otherwise, of MarketCentral or in any of its properties or assets, or which might result in any liability on the part of MarketCentral, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of MarketCentral, there is no basis for any such litigation, arbitration, proceeding or investigation.

         SECTION 4.10 Patents. Trade Names and Rights. Schedule 4.10 annexed hereto and by this reference is made a part hereof, contains a complete list of all patents, trademarks, service marks, trade marks, service mark, trademark and service mark registrations, applications and licenses with respect to the forgoing owned or held by MarketCentral. MarketCentral has no knowledge of any facts and nothing has come to its attention that would lead it to believe that it has infringed or misappropriated or is infringing upon any trademark, copyright, patent or other similar right of any person. No claim relating thereto is pending or to the knowledge of MarketCentral is threatened.

         SECTION 4.11 Governmental Consent. No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of MarketCentral is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated other than filing the Agreement together with Articles of Merger with the State of New York.

         SECTION 4.12 Authority. MarketCentral and shareholders holding of record a majority of its issued and outstanding shares of capital stock, have approved this Agreement and duly authorized the execution hereof. MarketCentral has full power, authority and legal right to enter into this Agreement on behalf of MarketCentral and its shareholders and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by MarketCentral with the provisions hereof will not (a) conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of MarketCentral under, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of MarketCentral, or any note, bond, mortgage, indenture, license, agreement or any instrument or obligation to which MarketCentral is a party or by which it is bound; or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to MarketCentral or any of its properties or assets.

         SECTION 4.13 Investment Purpose. MarketCentral has received or shall receive representations from its shareholders that the recipients of the restricted All American Shares hereunder are acquiring the shares for investment purposes only and acknowledges that the All American Shares issued hereunder are "restricted securities" and may not be sold, traded or otherwise transferred without registration under the Securities Act or exemption therefrom.

         SECTION 4.14 Nonexistence of Disqualifying Orders. Neither MarketCentral nor any of its affiliates, directors, officers or principals is subject to any disqualifying order under the "Bad Boy" provisions of the federal or any state s securities law.

         SECTION 4.15     Intentionally Omitted.

         SECTION 4.16 Full Disclosure. None of the representations and warranties made by MarketCentral herein, or in any exhibit, certificate or memorandum furnished or to be furnished by, on its behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

                                    ARTICLE V

                           COVENANTS OF MARKETCENTRAL

         SECTION 5.1 Conduct Prior to the Closing. Between the date hereof and the Closing:

         (a) Except within the regular course of business or in connection with its financing activities previously disclosed to All American and its shareholders, MarketCentral will not enter into any material agreement, contract or commitment, whether written or oral, without the prior written consent of All American;

         (b) MarketCentral will not declare any dividends or distributions with respect to its capital stock or amend its Articles of Incorporation or By-Laws, without the prior written consent of All American;

         (c) MarketCentral will not authorize, issue, sell, purchase, or redeem any shares of its capital stock or any options or other rights to acquire its capital stock without the prior written consent of All American.

         (d) Except within the regular course of business and in its financing activities previously disclosed to All American and its shareholders, MarketCentral will not incur any indebtedness for money borrowed or issue any debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, without the prior written consent of All American;

         (e) MarketCentral will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish written information to All American in connection with any such requirements imposed upon the parties hereto in connection therewith;

         (f) MarketCentral shall grant to All American and its counsel, accountants and other representatives, full access during normal business hours during the period prior to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to All American and such representatives all information relating to MarketCentral as All American may reasonably request, and shall extend to All American the opportunity to meet with MarketCentral s accountants and attorneys to discuss the financial condition of MarketCentral.

         SECTION 5.2 Affirmative Covenants. Prior to Closing, MarketCentral will do the following:

         (a) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all conditions contained in this Agreement; and

         (b) Promptly notify All American in writing of any material adverse change in the financial condition, business, operations or key personnel of

MarketCentral, any threatened material litigation or investigation, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         SECTION 6.1 Expenses. Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense unless specifically agreed otherwise herein.

         SECTION 6.2. Brokers and Finders. Each of the parties hereto represents, as to itself, that no agent, broker, investment banker or firm or person is or will be entitled to any broker s or finder s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

         SECTION 6.3 Necessary Actions. Subject to the terms and conditions herein provided, each of the parties hereto agree to use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and/or directors of All American or MarketCentral, as the case may be, shall take all such necessary action.

         (a) MarketCentral agrees to defend and hold All American harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that All American shall incur or suffer, which arise out of, result from or relate to any material breach of, or failure by MarketCentral to perform any of its representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by MarketCentral under this Agreement.

         (b) All American agrees to defend and hold MarketCentral harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that MarketCentral shall incur or suffer, which arise out of, result from or relate to any material breach of, or failure by All American or Acquisition to perform any of its representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by All American under this Agreement.

                                   ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

         The obligations of the parties under this Agreement are subject to the fulfillment and satisfaction of each of the following conditions:

         SECTION 7.1 Legal Action. No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of this Agreement or any of the transactions contemplated by this Agreement shall have been issued and remain in effect.

         SECTION 7.2 Absence of Termination. The obligations to consummate the transactions contemplated hereby shall not have been canceled pursuant to
Article X hereof.

         SECTION 7.3 Required Approvals. All American and MarketCentral shall have received all such approvals, consents, authorizations or modifications as may be required to permit the performance by All American and MarketCentral of the respective obligations under this Agreement, and the consummation of the transactions herein contemplated, whether from governmental authorities or other persons, and All American and MarketCentral shall each have received any and all permits and approvals from any regulatory authority having jurisdiction required for the lawful consummation of this Agreement.

         SECTION 7.4 "Blue Sky" Compliance. There shall have been obtained any and all permits, approvals and consents of the appropriate state securities commissions of any jurisdictions, and of any other governmental body or agency, which counsel for All American may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement may be in compliance with all applicable laws.

                                  ARTICLE VIII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF ALL AMERICAN

         All obligations of All American under this Agreement are subject to the fulfillment and satisfaction by MarketCentral prior to or at the time for Closing, of each of the following conditions, any one or more of which may be waived by All American.

         SECTION 8.1 Representations and Warranties True at Closing. All representations and warranties of MarketCentral contained in this Agreement will be true and correct at and as of the time of the Closing, and MarketCentral shall have delivered to All American an Officer s Certificate, dated the Closing Date, to such effect and in the form and substance satisfactory to All American, and signed, in the case of MarketCentral, by its President and Secretary.

         SECTION 8.2 Performance. The obligations of MarketCentral to be performed on or before the Closing pursuant to the terms of this Agreement shall be duly performed at such time, and MarketCentral shall have delivered to All American an Officer s Certificate, dated the Closing Date, to such effect and in form and substance satisfactory to All American.

         SECTION 8.3 Authority. All action required to be taken by, or on the part of MarketCentral and its shareholders to authorize the execution, delivery and performance of this Agreement by MarketCentral and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

         SECTION 8.4 Absence of Certain Changes or Events. There shall not have occurred, since the date hereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of MarketCentral or any event or condition of any character adversely affecting MarketCentral, and it shall have delivered to All American, certificates, dated the Closing Date, to such effect and in form and substance satisfactory to All American and signed, in the case of MarketCentral, by its President and Secretary.

         SECTION 8.5 Acceptance by MarketCentral Shareholders. Prior to the Closing the holders of a majority of the issued and outstanding shares of the capital stock of MarketCentral shall have approved this Agreement and agreed to the Merger.


                                   ARTICLE IX
                   CONDITIONS TO OBLIGATIONS OF MARKETCENTRAL

         All obligations of MarketCentral under this Agreement are subject to the fulfillment and satisfaction by All American and Acquisition prior to or at the time of Closing, of each of the following conditions, any one or more of which may be waived by MarketCentral.

         SECTION 9.1 Representations and Warranties True at Closing. All representations and warranties of All American and Acquisition contained in this Agreement will be true and correct at and as of the time of the Closing, and All American shall have delivered to MarketCentral an Officer s Certificate, dated the Closing Date, to such effect and in the form and substance satisfactory to MarketCentral, and signed, in the case of All American, by its President and Secretary.

         SECTION 9.2 Performance. The obligations of All American, Frank Evanshen and Molly C. Evanshen to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at such time, and All American shall have delivered to MarketCentral an Officer s Certificate, dated the Closing Date, to such effect and in form and substance satisfactory to MarketCentral, and signed in the case of All American, by its President and Secretary.

         SECTION 9.3 Authority. All action required to be taken by, or on the part of All American and its shareholders to authorize the execution, delivery and performance of this Agreement by All American and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

         SECTION 9.4 Absence of Certain Changes or Events. There shall not have occurred, since the date hereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of All American or Acquisition or any event or condition of any character adversely affecting All American or Acquisition, and it shall have delivered to MarketCentral, certificates, dated the Closing Date, to such effect and in form and substance satisfactory to MarketCentral and signed, in the case of All American, by its President and Secretary.

         SECTION 9.5 Action by All American Shareholders. Prior to the Closing of this Agreement, the shareholders of All American shall have approved this Agreement and the transactions contemplated hereunder and all of the proposals set forth in Section 1.3 above. The current directors and officers of All American and Acquisition shall have submitted their resignations as directors and officers of All American effective as of the Closing of this Agreement.


                                    ARTICLE X

                                   TERMINATION

         SECTION 10.1 Termination. Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated:

         (a) By mutual agreement of the parties hereto at any time prior to the Closing;

         (b) By the Board of Directors of All American at any time prior to the Closing, if:

                           (i) a condition to  performance by All American under
                  this Agreement or a covenant of MarketCentral contained herein shall not be fulfilled on or before the date of the Closing or at such other time and date specified in this Agreement for the fulfillment for such covenant or condition; or

                           (ii) a material  default or breach of this  Agreement
                  shall be made by MarketCentral.

         (c) By the Board of Directors of MarketCentral at any time prior to the Closing, if:

                           (i) a condition to MarketCentral s performance  under
                  this Agreement or a covenant of All American, Acquisition, Frank Evanshen or Molly C. Evanshen contained herein shall not be fulfilled on or before the date of the Closing or at such other time and date specified in this Agreement for the fulfillment for such covenant or condition; or

                           (ii) a material  default or breach of this  Agreement
                  shall be made by All American or Acquisition;

         SECTION 10.2 Effect of Termination. If this Agreement is terminated, this Agreement, except as to Section 11.1 and Section 11.2, shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or stockholders; provided however, that in the case of a termination pursuant to Section 10.1 (b)(ii) or l0.l(c)(ii) hereof because of a prior material default under or a material breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party or parties shall in no event exceed the amount of out-of-pocket costs and expenses incurred by such aggravated party or parties in connection with this Agreement, and no party to this Agreement shall be entitled to any injunctive relief.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1 Cost and Expenses. All costs and expenses incurred in connection with this Agreement, including legal fees will be paid by All American. In the event of any termination of this Agreement pursuant to Section 10.1, subject to the provisions of Section 10.2, All American and MarketCentral will each bear their own respective expenses.

         SECTION 11.2  Extension  of time:  Waivers.  At any  time  prior to the
                       Closing:

         (a) All American may (i) extend the time for the performance of any of the obligations or other acts of MarketCentral, (ii) waive any inaccuracies in the representations and warranties of MarketCentral contained herein or in any documents delivered pursuant hereto by MarketCentral and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by MarketCentral. Any agreement on the part of All American to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of All American and shall only be effective in the specific instance. No waiver or any condition or provision shall be deemed to be a subsequent waiver of such condition or provision or a waiver of any condition or provision other than the one specifically waived.

         (b) MarketCentral may (i) extend the time for the performance of any of the obligations or other acts of All American, (ii) waive any inaccuracies in the representations and warranties of All American contained herein or in any documents delivered pursuant hereto by All American and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by All American. Any agreement on the part of MarketCentral to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of MarketCentral and shall only be effective in the specific instance. No waiver or any condition or provision shall be deemed to be a subsequent waiver of such condition or provision or a waiver of any condition or provision other than the one specifically waived.

         SECTION 11.3 Notices. Any notice to any party hereto pursuant to this Agreement shall be in writing and given by Certified or Registered Mail, Fedex or by facsimile, addressed as follows:

                  MarketCentral.net Corp.
                  300 Mercer Street; Suite 26J
                  New York, New York 10003
                  Attn:    Roy Spectorman

                  All American Consultant Aircraft, Inc. and
                  All American Acquisition Corp.
                  650 West Georgia Street #1407
                  Vancouver, B.C. Canada V6B 4N7
                  Attn:    Gerald Yakimishyn

         Additional notices are to be given as to each party, at such other address as should be designated in writing complying as to delivery with the terms of this Section 11.3. All such notices shall be effective when sent, addressed as aforesaid.

         SECTION 11.4 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

         SECTION 11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one document. The delivery by facsimile of an executed counterpart of this Agreement shall be deemed to be an original and shall have the full force and effect of an original executed copy.

         SECTION 11.6 Severability. The parties hereto agree and affirm that none of the provisions herein is dependent upon the validity of any other provision, and if any part of this Agreement is deemed to be unenforceable, the remainder of the Agreement shall remain in full force and effect.

         SECTION 11.7 Headings. The "Article" and "Section" headings are provided herein for convenience of reference only and do not constitute a part of this Agreement.

         SECTION 11.8 Survival of Representations and Warranties. All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing and the delivery of the All American Shares issued hereunder at the Closing, for a period of one year from the Closing regardless of any investigation made by or on behalf of any of the parties hereto.

         SECTION 11.9 Assignability. This Agreement shall not be assigned by any of the parties hereto without the prior written consent of the other parties.

         SECTION 11 .10 Amendment. This Agreement may be amended with the approval of the Boards of Directors of All American and MarketCentral at any time before or after approval thereof by stockholders of All American, if required, and MarketCentral; but after such approval by the All American shareholders, no amendment shall be made which substantially and adversely changes the terms hereof. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.


All American:

All American Consultant Aircraft, Inc.


By:
         Gerald Yakimishyn, President


Acquisition:

MarketCentral.Net Corp.



By:
         Gerald Yakimishyn, President


MarketCentral:

MarketCentral.net Corp.



By:
         Roy Spectorman, President


As to Section 1.4 (vii) only:


--------------------
Frank Evanshen


--------------------
Molly C. Evanshen

                                  SCHEDULE 1.2

       MarketCentral Shareholder List and All American Shares to be Issued

                                     Shareholder        Shares of Market Central
                               Shares of All American          to be issued

Roy Spectorman                         785                      794,813

Jerry Kaplan                           196.25                   198,703

Keri Kaplan                            196.25                   198,703

Jason Kaplan                           196.25                   198,703

Elaine Kaplan                          196.25                   198,703

Peter Waters                           385                      389,813

Allan Kessler                           45                       45,562

                                SCHEDULE 1.3(vi)

                           Stock Options to be Issued

Roy Spectorman   170,000
Jerry Kaplan      25,000
Peter Waters      50,000
Alan Kessler       5,000
Frank Evanshen    75,000
Gerald Yakimishyn 75,000

                                  SCHEDULE 2.2

                                                                  Capitalization

Other than options contemplated to be issued pursuant to Section 1.3 (vi) hereto, none.

                                  SCHEDULE 2.11

                                                                      Litigation

                                      NONE

                                 EXHIBIT 1.3(v)

                                  Subscription Agreement